Exhibit 10.35

SEATTLE GENETICS, INC.

AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors: November 16, 2000

Approved by the Stockholders: February 14, 2001

Amended and Restated by the Board of Directors: February 1, 2011

Amended and Restated by the Board of Directors: February 11, 2011

Approved by the Stockholders: May 20, 2011

Amended and Restated by the Board of Directors: February 9, 2015

Approved by the Stockholders: May 15, 2015

Amended and Restated by the Board of Directors: November 11, 2016

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan of Seattle Genetics, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Company” means Seattle Genetics, Inc., a Delaware corporation.

(e) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 13(c).

(f) “Compensation” means total cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses (other than bonuses offered in connection with, and as an inducement for, the commencement of employment), commissions and incentive compensation, but excludes relocation payments or reimbursements, expense reimbursements, tuition or other reimbursements, automobile allowances, housing allowances, cash payments in lieu of sick or vacation time benefits and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(g) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(i) “Corporate Transaction” means any of the following, unless the Board provides otherwise: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), (ii) a sale of all or substantially all of the assets of the Company, so long as in either (i) or (ii) above, the Company’s stockholders of record immediately prior to such transaction will, immediately after such transaction, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity or (iii) any other event specified by the Board; provided, however, that no Corporate Transaction (or any analogous term) shall be deemed to occur upon announcement or commencement of a tender offer or upon a “potential” takeover or upon shareholder approval of a merger or other transaction, in each case without a requirement that the Corporate Transaction actually occur.

(j) “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(k) “Director” means a member of the Board.

(l) “Employee” means any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Offering Date” means the first business day of each Offering Period of the Plan.

(o) “Offering Period” means a period of approximately six (6) months commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors).

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Plan” means this Amended and Restated 2000 Employee Stock Purchase Plan.

(r) “Purchase Date” means the last day of each Offering Period of the Plan.

(s) “Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Share” means a share of Common Stock, as adjusted in accordance with Section 18 of the Plan.

(v) “Subsidiary” means a corporation, domestic or foreign, as such term is defined in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(w) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, is open for trading.

3. Eligibility.

(a) Any person who has been an Employee for a continuous period of at least thirty (30) days ending on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code. Each person who first becomes an Employee during an Offering Period shall not be eligible to participate in such Offering Period, but shall be eligible to participate in subsequent Offering Periods.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value (as defined in Section 7(b) below) of such stock (determined on the Offering Date of such option) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.

(a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of approximately six (6) months duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day.

(b) Purchase Dates. The Purchase Date of an Offering Period commencing on February 1 shall be the next July 31 and the Purchase Date of an Offering Period commencing on August 1 shall be the next January 31. The Board of Directors of the Company shall have the power to change the frequency of Purchase Dates with respect to future purchases without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Notwithstanding the foregoing, if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing the electronic enrollment process designated by the Company during the open enrollment period prescribed by the Company. The electronic enrollment interface shall require the participant to specify the percentage of the participant’s Compensation (subject to Section 6 below) to be paid as Contributions pursuant to the Plan. Once an Employee affirmatively enrolls in an Offering Period and authorizes payroll deductions, the Employee automatically shall be enrolled for all subsequent Offering Periods until he or she elects to withdraw from an Offering Period pursuant to Section 10 or terminates his or her participation in the Plan.

(b) Payroll deductions shall commence on the first payroll paid following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date to which the election is applicable, unless sooner terminated by the participant as provided in Section 10.

6. Method of Payment For Purchase of Shares.

(a) This Plan shall be operated as a payroll deduction plan.

(b) A participant shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such other maximum percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. Once a participant is participating in the Plan on a payroll deduction basis, he or she may not make any additional payments into such account.

Notwithstanding the foregoing or anything to the contrary herein, due to certain payroll deductions and withholdings, a participant’s Contributions on any payday during an Offering Period may be less than the percentage of Compensation that the participant elected to have contributed to the Plan on such payday. On each payday during an Offering Period, a participant’s Contributions shall be deducted from the participant’s Compensation after deducting any (i) amounts elected to be deferred by the participant under any qualified cash or deferred arrangement described in Section 401(k) of the Code or other deferred compensation program or arrangement established by the Company or a Designated Subsidiary, (ii) payments for coverage under any Company or Designated Subsidiary health insurance plan or other employee benefit plan, (iii) contributions to any Company or Designated Subsidiary flexible spending account plan, (iv) other pre-tax deductions, (v) other deductions designated by the Company or a Designated Subsidiary, and (vi) applicable tax withholding. As a result, a participant may not be able to make Contributions on any payday during an Offering Period at the percentage of Compensation that the participant elected to have contributed to the Plan on such payday, and in such event, neither the Company nor any Designated Subsidiary shall have the obligation to make up for any difference between the participant’s actual Contributions on such payday and the percentage of Compensation that the participant elected to have contributed to the Plan on such payday.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 or, on one occasion only during an Offering Period may decrease the rate of his or her Contributions with respect to the Offering Period to a rate not lower than one percent (1%), by authorizing a change in the payroll deduction rate in the manner designated in the Company’s electronic ESPP interface. Any change in the rate of Contributions pursuant to this Section 6(c) shall be effective as soon as administratively possible, but in no event later than thirty (30) days after the date the change is authorized. A participant may not increase the rate of his or her Contributions with respect to the Offering Period during an Offering Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period. Payroll deductions shall re-commence at the rate provided in such participant’s election at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10. In addition, a participant’s payroll deductions may be decreased by the Company to 0% at any time during an Offering Period in order to avoid unnecessary payroll contributions as a result of application of the maximum share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions shall re-commence at the rate provided in such participant’s election at the beginning of the next Offering Period, unless terminated by the participant as provided in Section 10.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

7. Grant of Option.

(a) Subject to the final sentence of this Section 7(a), on the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price. Notwithstanding the above, the maximum number of Shares an Employee may purchase during each Offering Period shall be 2,000 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

(b) If the Common Stock is listed on any established stock exchange or traded on any established market, the fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be the closing price of the Common Stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of the Shares purchased upon exercise of his or her option. No fractional Shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant.

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving notice to the Company through the Company’s electronic ESPP interface (or such other method as the Company may specify) at least ten days prior to the Purchase Date. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,896,190 Shares. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again become available for issuance under the Plan. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 13(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and options, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and options granted under it.

(v) To amend, suspend or terminate the Plan at any time as provided in Section 19.

(vi) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such

Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions. Proceeds from the sale of shares of Common Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock which may be purchased by a participant in an Offering Period, the number of shares of Common Stock set forth in Section 12(a) above, and the price per Share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, dividend in property other than cash, liquidating dividend, combination, exchange or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, change in corporate structure or other similar transaction); provided however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, the Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date the Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its Committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its Committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Effective Date. The Plan became effective on May 20, 2011.

23. Miscellaneous Provisions.

(a) A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to options unless and until the participant’s Shares acquired upon exercise of options under the Plan are recorded in the books of the Company (or its transfer agent).

(b) The Plan does not constitute an employment contract. Nothing in the Plan shall in any way alter the at will nature of an Employee’s employment or be deemed to create in any way whatsoever any obligation on the part of any Employee to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of an Employee.

(c) The provisions of the Plan shall be governed by the laws of the State of Washington without resort to that state’s conflicts of laws rules.